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                                                                    Exhibit 99.1

                  METLIFE TO ACQUIRE TRAVELERS LIFE & ANNUITY
                        FROM CITIGROUP FOR $11.5 BILLION

NEW YORK, January 31, 2005 - MetLife, Inc. (NYSE: MET) and Citigroup Inc. (NYSE: C) today announced an agreement for the sale of Citigroup's Travelers Life & Annuity, and substantially all of Citigroup's international insurance businesses, to MetLife for $11.5 billion, subject to closing adjustments.

Combining Travelers Life & Annuity with MetLife will make MetLife the largest individual life insurer in North America based on sales and increases MetLife's Retirement and Savings general account assets by almost 60 percent.

In connection with the transaction, Citigroup and MetLife have entered into ten-year agreements under which MetLife will greatly expand its distribution by making products available through certain Citigroup distribution channels, subject to appropriate suitability and other standards. These channels include Smith Barney, Citibank branches, and Primerica in the U.S., as well as a number of international businesses.

The businesses being acquired by MetLife generated total revenues of $5.2 billion and net income of $901 million for the twelve months ended December 31, 2004. The businesses had total assets of $96 billion at December 31, 2004. In the first nine months of 2004, MetLife had total revenues of $29 billion, operating income of $2 billion and net income of $2.2 billion. MetLife's assets under management as of September 30, 2004 were $373.5 billion.

The transaction has been approved by the Boards of Directors of both companies. Under the terms of the transaction, Citigroup will receive $1.0 to $3.0 billion in MetLife equity securities and the balance in cash, which will result in an after-tax gain of approximately $2 billion, subject to closing adjustments. MetLife may finance the cash portion of the transaction through a combination of cash on hand, debt, mandatory convertible securities and selected asset sales. MetLife's financing plan will depend on market conditions, timing and valuation considerations and the relative attractiveness of funding alternatives. The transaction is expected to close this summer.

Robert H. Benmosche, Chairman and Chief Executive Officer of MetLife, said, "This transaction increases MetLife's size and scale in our core products and markets. It also allows us to fully leverage the substantial investments we have made in our infrastructure over the past few years to improve operating effectiveness, enhance our IT platforms and build our high performance culture. Travelers Life & Annuity is a leading underwriter in the U.S. for variable annuities, structured settlements, universal life and variable universal life products, and has attractive international franchises. The transaction solidifies our leadership position in the industry, will be immediately accretive to earnings and will enable us to enhance our return on equity going forward."

"Combining Travelers Life & Annuity's strengths with MetLife's will enable us to take full advantage of market opportunities and favorable demographic trends," continued Mr. Benmosche. "Primerica, Smith Barney and Citibank branches are outstanding organizations that perfectly complement MetLife's existing channels. The distribution agreements will provide us with the broadest distribution network in the industry."

Charles Prince, Chief Executive Officer of Citigroup, said, "Travelers Life & Annuity has a long and successful history of providing world-class products and services to its global customer base. This transaction joins Travelers Life & Annuity with one of the world's leading insurance companies and sharpens our focus on Citigroup's long-term growth franchises. We will redeploy the sale proceeds to higher return and higher growth opportunities and to maximize returns to our shareholders."

The transaction encompasses Travelers Life & Annuity's U.S. businesses and its international operations other than Citigroup's life business in Mexico. International operations include wholly owned insurance companies in the United Kingdom, Belgium, Australia, Brazil, Argentina, and Poland; joint ventures in Japan and Hong Kong; and offices in China.

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MetLife estimates that the transaction will be immediately accretive and will increase its earnings per share by approximately 4 to 6 percent in 2006.

MetLife said that as a result of the transaction, it expects its international operations to grow significantly in terms of revenue and earnings, types of products offered, and in the number of countries in which it operates.

The transaction is subject to certain domestic and international regulatory approvals, as well as other customary conditions to closing.

MetLife was advised by Banc of America Securities LLC and Goldman Sachs, and Citigroup was advised by Citigroup Global Markets.

MetLife Conference Call
-----------------------
MetLife will hold a conference call and audio Webcast to discuss the transaction on Monday, January 31, 2005, from 10:00 to 11:00 a.m. (ET). MetLife's presentation materials will be available at 9:30 a.m. (ET) on the Investor Relations page at www.metlife.com. The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (706) 758-9690 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 12:15 p.m. (ET) on Monday, January 31, 2005, until Monday, February 7, 2005, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (706) 645-9291 (domestic and international callers). To access the replay of the conference call over the Internet, visit www.metlife.com.

Citigroup Conference Call
-------------------------
Citigroup will hold a conference call and audio Webcast to discuss the transaction on Monday, January 31, 2005 from 11:00 a.m. (ET) to 12:00 p.m. (ET). To participate on the Question and Answer line, please call 888-455-9655 (for U.S. callers) or 773-756-4621 (for international callers) by 10:45 a.m. (ET) on Monday, January 31. You will need to give the answering coordinator your name, the firm you represent, and passcode: Announcement. To participate on the Listen-Only line, please call 800-369-2154 (for U.S. callers), or 773-756-4622 (for international callers) by 10:45 a.m. (ET) on Monday, January 31. Please use passcode: 2598.

WEBCAST INSTRUCTIONS: To participate in the Citigroup Webcast (which will be listen-only), go to http://www.citigroup.com/citigroup/fin and click on the link for the Travelers/MetLife announcement. You will need to download Windows Media Player prior to the event in order to view the slides and hear the audio. A replay of the Webcast will be made available. A copy of the presentation and press release will be available at: www.citigroup.com/citigroup/fin.

TELECONFERENCE REPLAY INSTRUCTIONS: A continuous telephone replay will be available beginning Monday, January 31, 2005 at approximately 1:00 p.m. (ET) and continuing through 5:00 p.m. (ET), Monday, February 14, 2005. To listen to the replay, please dial 866-507-3580. Callers from outside the U.S. may listen to the replay by dialing 203-369-1888. No passcode is required.


About Citigroup
---------------
Citigroup (NYSE: C), the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major
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brand names under Citigroup's trademark red umbrella include Citibank,
CitiFinancial, Primerica, Smith Barney, Banamex, and Travelers Life & Annuity. Additional information may be found at www.citigroup.com.

About MetLife
-------------
MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 8 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) each company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, each company's products or services; (ix) downgrades in each company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for each company's products and establishing the liabilities for each company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) each company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission. The companies specifically disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For MetLife:                              For Citigroup:
------------                              --------------

Media:           David Monfried                   Leah Johnson
                 (212) 578-4132                   (212) 559-9446

                  John Calagna                    Shannon Bell
                 (212) 578-6252                   (212) 793-6206

Investors:       Tracey Dedrick                   Arthur Tildesley
                 (212) 578-5140                   (212) 559-2718

                                                  John Randel
                                                  (Fixed income)
                                                  (212) 559-5091